UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 16, 2008

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On July 16, 2008, Harley-Davidson, Inc. (the “Company”), its subsidiary Harley-Davidson Financial Services, Inc. (“HDFS”) and certain other subsidiaries entered into new bank credit facilities totaling $1.9 billion which replace existing bank credit facilities of $1.7 billion. The new facilities are comprised of a $950 million, 364-day facility (the “364-Day Credit Facility”) and a $950 million, 3-year facility (the “3-Year Credit Facility” and, together with the 364-Day Credit Facility, the “New Credit Facilities”). HDFS has historically used credit facilities to support HDFS’ commercial paper program and to fund HDFS’ lending activities and other operations. The New Credit Facilities enable HDFS to issue up to $1.9 billion in unsecured commercial paper. Outstanding commercial paper may not exceed the unused portion of the credit facilities. As a result, the combined total of commercial paper and borrowings under the New Credit Facilities may not exceed $1.9 billion.

        Each of the New Credit Facilities is among the Company, as a borrower, HDFS and other subsidiaries as borrowers or guarantors, various financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent. The New Credit Facilities replace (i) a Credit Agreement dated as of September 16, 2004 (the “Existing 2004 Credit Facility”) involving HDFS and other subsidiaries as borrowers or guarantors that provided for an unsecured revolving credit facility with an aggregate availability of $1.4 billion and was to mature in September 2009, and (ii) a Credit Agreement dated as of February 20, 2008 (the “Existing 2008 Credit Facility”) involving HDFS and other subsidiaries as borrowers or guarantors that provided for an unsecured revolving credit facility with an aggregate availability of $300 million and was to mature in December 2008. The outstanding principal balance under the Existing 2004 Credit Facility was approximately $225 million (Canadian), which amount was refinanced under the 3-Year Credit Facility. There was no outstanding principal balance under the Existing 2008 Credit Facility.

        The 3-Year Credit Facility provides for an unsecured revolving credit facility that matures in July 2011, and the 364-Day Credit Facility provides for an unsecured revolving credit facility that matures in July 2009. The Company may increase the aggregate amount of availability under each revolving credit facility to up to $1.2 billion (providing aggregate availability of $2.4 billion) if certain conditions (including lender approval) are satisfied.

        Borrowings under each New Credit Facility will bear interest at various variable rates, which may be adjusted upward or downward depending on whether certain criteria are satisfied. Each New Credit Facility also requires the Company to pay a fee based upon the average daily unused portion of the aggregate commitments under such New Credit Facility.

        Each New Credit Facility contains various restrictions and covenants, including requirements that the Company and its subsidiaries maintain certain financial ratios at prescribed levels (as described in the following sentence) and restrictions on the ability of the Company and certain of its subsidiaries to consolidate or merge or create liens. Each New Credit Facility requires (i) HDFS to, as of the end of any fiscal month, maintain a minimum consolidated shareholder’s equity net of intangible assets of $300,000,000, (ii) HDFS and its consolidated subsidiaries to, as of the end of any fiscal month, maintain a ratio of (A) consolidated indebtedness (excluding certain subordinated and intercompany indebtedness) to (B) the sum of consolidated shareholder’s equity net of intangible assets, preferred stock and certain subordinated indebtedness no greater than 10.00 to 1.00 and (iii) the Company to maintain a ratio of (A) consolidated net income plus consolidated interest expense, taxes on or measured by income, depreciation expense and amortization expense (subject to certain other adjustments) to (B) consolidated interest expense, as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ended, of at least 2.50 to 1.00.

        Each New Credit Facility also contains customary events of default. If an event of default under either New Credit Facility occurs and is continuing, then the interest rate on all obligations under such New Credit Facility may be increased above the otherwise applicable rate and the lenders under such New Credit Facility may terminate their commitments and declare any outstanding obligations under such New Credit Facility to be immediately due and payable.

        The description of the 3-Year Credit Facility and the 364-Day Credit Facility, respectively, set forth above is qualified by reference to such New Credit Facilities filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	3-Year Credit Agreement, dated as of July 16, 2008, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto, JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender, Citibank, N.A., as syndication agent, and ABN Amro Bank N.V., BNP Paribas and Deutche Bank AG, New York branch, as documentation agents.

(4.2)	364-Day Credit Agreement, dated as of July 16, 2008, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto, JPMorgan Chase Bank, N.A., as global administrative agent, Citibank, N.A., as syndication agent, and ABN Amro Bank N.V., BNP Paribas and Deutche Bank AG, New York branch, as documentation agents.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: July 22, 2008	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K
Dated July 16, 2008

Exhibit
Number

(4.1)	3-Year Credit Agreement, dated as of July 16, 2008, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto, JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender, Citibank, N.A., as syndication agent, and ABN Amro Bank N.V., BNP Paribas and Deutche Bank AG, New York branch, as documentation agents.

(4.2)	364-Day Credit Agreement, dated as of July 16, 2008, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto, JPMorgan Chase Bank, N.A., as global administrative agent, Citibank, N.A., as syndication agent, and ABN Amro Bank N.V., BNP Paribas and Deutche Bank AG, New York branch, as documentation agents.